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                                                                    EXHIBIT 24.2

                                POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS that the undersigned, in the capacity indicated below, hereby constitutes and appoints LAWRENCE M. JOHNSON, RICHARD J. DAHL, DAVID A. HOULE, DENIS K. ISONO, JOSEPH T. KIEFER, J. THOMAS VAN WINKLE, of Honolulu, Hawaii, and each of them (with full power to each of them to act alone), his true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments that said attorneys and agents, or any of them, may deem necessary or advisable or may require to enable Pacific Century Financial Corporation (the "Company") to comply with the Securities Act of 1933, as amended, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under the Securities Act of 1933, as amended, of shares of common stock of the Company that may be issued in connection with the Company's acquisition by merger of CU Bancorp, a California corporation, including specifically, but without limiting the generality of the foregoing, power and authority to sign the name of the undersigned in the capacity indicated below to any registration statement and any and all amendments and supplements to any registration statement and to any instruments or documents filed as a part of or in connection with said amendments or supplements to any registration statement, and the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue thereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the 1st day of May, 1997.



                                        /s/ Donald M. Takaki
                                        --------------------------------
                                        DONALD M. TAKAKI, Director